                                                                  EXHIBIT (a)(2)

                             IONA TECHNOLOGIES PLC

                             LETTER OF TRANSMITTAL

                                  PURSUANT TO

   THE OFFER TO EMPLOYEES TO EXCHANGE CERTAIN OUTSTANDING OPTIONS TO PURCHASE ORDINARY SHARES, PAR VALUE E0.0025 PER SHARE, OF IONA TECHNOLOGIES PLC HAVING AN
    EXERCISE PRICE PER SHARE MORE THAN $3.00 FOR NEW OPTIONS UNDER THE IONA
             TECHNOLOGIES PLC 1997 SHARE OPTION SCHEME, AS AMENDED

THE OFFER AND WITHDRAWAL RIGHTS EXPIRE AT 12:00 MIDNIGHT, U.S. EASTERN TIME, ON
    NOVEMBER 13, 2002, UNLESS THE OFFER IS EXTENDED BY IONA TECHNOLOGIES PLC

IONA Technologies PLC
The IONA Building
Shelbourne Road
Dublin 4
Ballsbridge
Ireland
Attention: Philip Pender
           Michael Farry
Telephone: 011-353-1-637-2000
Facsimile: 011-353-1-637-2842

     Delivery of this Letter of Transmittal to an address other than as set forth above or transmission via facsimile to a number other than as set forth above or transmission via email will not constitute a valid delivery.

     Pursuant to the terms and subject to the conditions of the Offer to Exchange dated October 16, 2002 and this Letter of Transmittal, I hereby tender the following options to purchase ordinary shares ("Option Shares"), par value E0.0025 per share (the "Ordinary Shares"), of IONA Technologies PLC (the "Company") outstanding under the IONA Technologies PLC 1997 Share Option Scheme, as amended (the "1997 Scheme"), the Genesis Development Corporation 1997 Stock Option Plan (the "Genesis Plan"), the Object-Oriented Concepts, Inc. Stock Option Plan (the "OOC Plan"), or the Netfish Technologies, Inc. 1999 Stock Option Plan (the "Netfish Plan"). Unless otherwise noted, in exchange for the eligible options I tender and which are accepted for exchange, I will receive new options under the 1997 Scheme exercisable for a number of Ordinary Shares determined in accordance with the following exchange ratio, as adjusted for any stock splits, reverse stock splits, stock dividends and similar events, and rounded down to the nearest whole share.

                                           EXCHANGE RATIO OF
  EXERCISE PRICE OF OPTIONS TENDERED  OLD OPTIONS FOR NEW OPTIONS
  ----------------------------------  ---------------------------
            $19.99 or less                  1 old for 1 new
      Between $20.00 and $29.99             2 old for 1 new
      Between $30.00 and $39.99             3 old for 1 new
            $40.00 or more                  5 old for 1 new

(To validly tender such options you must (1) mark one of the boxes below; and (2) complete the table on page 2. Please refer to Instructions 2 and 3 hereof.)

     Please mark one of the following boxes:

     [ ] I choose to tender the following eligible option grants (in whole Option Shares) as provided below;

     or

     [ ] I choose not to tender any options.

     Please complete the following table, as applicable. If you are not an executive officer and you tender any option grants for exchange, you will also be deemed to have automatically tendered for cancellation all options (regardless of their exercise prices) held by you with grant dates on or after April 16, 2002. If you are an eligible executive officer and you tender any options, all options (regardless of their exercise prices) held by you with grant dates on or after April 16, 2002 will be deemed to be automatically tendered for cancellation and forfeited without exchange.
--------------------------------------------------------------------------------

                                                                                                       NUMBER OF OPTION
                                                                                                         SHARES TO BE
                                                   NAME OF PARTICIPATING                                TENDERED (MUST
    GRANT NUMBER OF            GRANT DATE            PLAN UNDER WHICH          EXERCISE PRICE             BE IN WHOLE
   TENDERED OPTIONS           OF OPTION(1)          OPTION WAS GRANTED            OF OPTION            OPTION SHARES)(2)
---------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------

---------------

(1) List each option grant on a separate line.

(2) If you are tendering any options subject to a specific grant, you must tender all of the options subject to that grant that remain outstanding. Any partial tender of a specific option grant will be rejected.

     In accordance with Instruction 1 hereof, please enclose with this letter each option agreement under which the options you are tendering were granted, if available. If any of the agreements representing your options have been lost, stolen, destroyed or mutilated, please mark the box below and indicate the grant date of the option grants represented by your lost, stolen, destroyed or mutilated agreements.

     [ ] Grant date(s) of lost, stolen, destroyed or mutilated option agreement:
         ------------------------------------

     It is hereby certified that this instrument is an instrument effecting an exchange which is not an exchange which is specified under section 37 (exchanges) of the Stamp Duties Consolidation Act, 1999 (Ireland).

To IONA Technologies PLC:

     Upon the terms and subject to the conditions set forth in the Offer to Exchange dated October 16, 2002 (the "Offer to Exchange"), the receipt of which I hereby acknowledge, and in this Letter of Transmittal (this "Letter," which together with the Offer to Exchange and the related notice to withdraw, as they may be amended from time to time, constitute the "Offer"), I, the undersigned, hereby tender to IONA Technologies PLC, a public limited company organized under the laws of Ireland (the "Company"), the Option Shares specified by the marked box on page 1 and the table on page 2 of this Letter (the "Tendered Options").

     I hereby tender my Tendered Options in exchange for a grant, to be made subject to the terms and conditions set forth in the Offer, of new options to purchase the number of Ordinary Shares equal to the number of Ordinary Shares subject to the Tendered Options (rounded down to the nearest whole share) multiplied by the applicable exchange ratio indicated in the table on page 1, as adjusted for any stock splits, reverse stock splits, stock dividends and similar events.

     All new options granted to me (the "New Options") pursuant to the Offer will be subject to the terms and conditions of the 1997 Scheme, even if all or a portion of the Tendered Options were originally granted under the Genesis Plan, the OOC Plan or the Netfish Plan, and to new option agreements between the Company and me.

     Subject to, and effective upon, the Company's acceptance for exchange of the Tendered Options in accordance with the terms and subject to the conditions of the Offer (including, if the Offer is extended or amended, the terms and conditions of any such extension or amendment), I hereby sell, assign and transfer to, or upon the order of, the Company all rights, title and interest in and to the Tendered Options.

     I hereby represent and warrant that I have full power and authority to tender the Tendered Options and that, when and to the extent the Tendered Options are accepted for exchange by the Company, the Tendered Options will be free and clear of all security interests, liens, restrictions, charges, encumbrances, conditional sales agreements or other obligations relating to the sale or transfer thereof (other than pursuant to the applicable option agreement) and the Tendered Options will not be subject to any adverse claims. Upon request of the Company, I will execute and deliver any additional documents deemed by the Company to be necessary or desirable to complete the exchange of the Tendered Options pursuant to the Offer.

     I have provided below the name of the registered holder of the Tendered Options as it appears on the option agreement or agreements representing the Tendered Options and the social security number, personal public service number or other identification number, such as a tax identification number or national identification number, of that registered holder. In the appropriate box on page 1 of this Letter, I have indicated that I am (1) tendering all of my eligible option grants or (2) certain of my eligible option grants, and, in each case, I have listed in the table on page 2 for each Tendered Option:

     - the grant number of the Tendered Option;

     - the grant date and exercise price of the Tendered Option; and

     - the number of Option Shares to be tendered.

     I acknowledge that:

          1. I may tender my options outstanding under the 1997 Scheme, the Genesis Plan, the OOC Plan and/or the Netfish Plan. I understand that I am not required to tender any of such options. If I choose to tender any options, however, I must tender all or none of the options subject to an individual option grant that remain outstanding. All partial tenders of individual option grants will be rejected. In addition, if I am not an executive officer and I choose to tender any options, I will also be deemed to have automatically tendered for cancellation and exchange all options (regardless of their exercise price) held by me with grant dates on or after April 16, 2002. If I am an eligible executive officer and I chose to tender any options, I will also be deemed to have automatically tendered for cancellation and forfeited without exchange all options held by me with grant dates on or after April 16, 2002.

          2. All Tendered Options properly tendered before 12:00 midnight, U.S. Eastern Time, on November 13, 2002 (the "Expiration Date"), or on such other date to which the Company has extended the Offer, if not properly withdrawn prior to the Expiration Date, as it may be extended, will be exchanged for New Options upon the terms and subject to the conditions of the Offer, including the conditions described in sections 1 and 6 of the Offer to Exchange.

          3. If I have checked the box on page 2 of this letter indicating that one or more of the agreements representing my Tendered Options has been lost, stolen, destroyed or mutilated, I acknowledge that such option agreement(s) is deemed to be terminated as of the date of the Company's acceptance of my Tendered Options.

          4. Upon the Company's acceptance of the Tendered Options for exchange, I agree that the option agreement or agreements, to which the Tendered Options are subject, will be terminated and the options thereunder will be canceled. All New Options will be subject to the terms and conditions of the 1997 Scheme, even if all or a portion of the Tendered Options were originally granted under the Genesis Plan, the OOC Plan or the Netfish Plan, and the terms of a new option agreement between the Company and me, a copy of which I will receive after the New Options are granted. I understand that the terms and conditions of the 1997 Scheme and the new option agreement to be entered into between the Company and me with respect to the New Options will contain terms and conditions that are different from, and may be less advantageous to me than, the terms and conditions of the option agreement under which the Tendered Options were granted.

          5. The New Options will not be granted prior to a business day that is at least six months and one day after the date the Company accepts for exchange and cancels the Tendered Options, which is currently expected to be May 15, 2003, unless the Offer is extended and will have (a) an exercise price equal to one hundred percent (100%) of the fair market value of the Company's Ordinary Shares on that grant date, as determined by the last reported sale price of American Depositary Receipts (ADRs), evidencing American Depositary Shares, which represent the Ordinary Shares on the Nasdaq National Market on the last trading day immediately prior to such date (or otherwise determined by the Board of Directors), and (b) a vesting schedule as follows: (i) if I am not an executive officer, the New Options will vest as to 25% on the date of grant (which is currently expected to be on May 15, 2003) and 6.25% at the end of each 91-day period thereafter, provided I remain an employee on each applicable date or (ii) if I am an eligible executive officer, the New Options will continue to vest as provided in my Tendered Options, provided I remain an employee.

          6. To receive the New Options, I must be an employee of the Company or an employee of one of its subsidiaries from the date I tender the Tendered Options through the date the New Options are granted, and, if for any reason I do not remain an employee during that time period, I will not receive New Options, or any other consideration or compensation for the Tendered Options.

          7. I understand that, if I am not an executive officer, I will lose the benefit of vesting that has occurred with respect to all Tendered Options and that the New Options will vest as described herein and in the Offer to Exchange.

          8. By tendering the Tendered Options pursuant to the procedures described in section 3 of the Offer to Exchange and in the instructions to this Letter of Transmittal, I accept the terms and conditions of the Offer. The Company's acceptance for exchange of the Tendered Options will constitute a binding agreement between the Company and me upon the terms and subject to the conditions of the Offer.

          9. Under certain circumstances set forth in the Offer to Exchange, the Company may terminate or amend the Offer and/or postpone its acceptance and cancellation of any Tendered Options, and, in any such event, the Tendered Options delivered herewith but not accepted for exchange will be returned to me at the address indicated below.

          10. I understand that once the Company accepts the Tendered Options for exchange, I will no longer have any rights under the Tendered Options or the related option agreement(s), which option agreement(s) will be terminated upon cancellation of the Tendered Options. I understand that if a change of control of the Company were to occur after the Company accepts and cancels the Tendered Options, but prior to the expected grant date of the New Options, the Company would require any successor to the Company to inherit the Company's obligation to grant the New Options. A change of control transaction would not accelerate the grant date of the New Options to be granted pursuant to the Offer. The New Options would still be granted on the expected grant date, but they would be options to purchase shares of capital stock of the successor company. The exercise price of the New Options would be equal to the fair market value of the stock of the successor company on the grant date of those options.

          11. All options that I choose not to tender for exchange or that are not accepted for exchange, assuming they are not required to be tendered for exchange as described in clause 1 above, will remain outstanding and retain their current exercise price, vesting schedule and other terms and conditions.

          12. I understand that the public trading price of the Ordinary Shares and the ADRs will vary from time to time after the Offer expires such that the public trading price of the Ordinary Shares and the ADRs could at some time in the future exceed the exercise price of the Tendered Options. By tendering the Tendered Options, I agree to hold the Company harmless for any perceived loss as a result of variations in the public trading price of the Ordinary Shares or the ADRs, from time to time, after the expiration of the Offer.

          13. The Company has advised me to consult with my own accounting, investment, legal and tax advisors as to the consequences of participating or not participating in the Offer.

          14. I acknowledge that if my Tendered Options accepted for exchange qualified as incentive stock options under the U.S. Internal Revenue Code of 1986, as amended, the New Options I receive will be incentive stock options to the extent that they qualify as incentive stock options under the tax laws in effect on the date of grant of the New Options. I further acknowledge that if my Tendered Options accepted for exchange were non-statutory stock options, the New Options I receive will be non-statutory stock options.

          15.  I agree to all of the terms and conditions of the Offer.

          All authority herein conferred or agreed to be conferred shall not be affected by, and shall survive, my death or incapacity, and all of my obligations hereunder shall be binding upon my heirs, personal representatives, successors and assigns. Except as stated in the Offer, this tender is irrevocable.

                            [SIGNATURE PAGE FOLLOWS]

     I acknowledge that the Offer is not being made to (nor will tenders of options be accepted from or on behalf of) holders in any jurisdiction in which the making or acceptance of the Offer would not be in compliance with the laws of such jurisdiction.

     If the signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or another person acting in a fiduciary or representative capacity, I must set forth the signer's full title and include with this Letter proper evidence of the authority of such person to act in such capacity.

                                          SIGNATURE OF OWNER

                                          x
                                          --------------------------------------
                                          (Signature of Option Holder or
                                          Authorized Signatory -- See
                                          Instructions 1 and 4 hereof)

                                          Date: ________ __, 2002

                                          Please Print Clearly:

                                          Name:
                                          --------------------------------------

                                          Capacity:
                                          --------------------------------------

                                          Street Address:
                                          --------------------------------------

                                          City, State &
                                          Zip: ------------------------------

                                          Country:
                                          --------------------------------------

                                          Telephone No. (with area
                                          code): ------------------------------

                                          Tax ID/Social Security/PPS
                                          No.: ------------------------------

                                  INSTRUCTIONS

             FORMING PART OF THE TERMS AND CONDITIONS OF THE OFFER

     1. DELIVERY OF LETTER OF TRANSMITTAL. A properly completed and duly executed original of this Letter of Transmittal (or a facsimile thereof), the option agreement under which the Tendered Options were granted, if available, and any other documents required by this Letter, must be received by the Company at its address set forth on the front cover of this Letter on or before the Expiration Date. If any option agreement under which any of the Tendered Options was granted is unavailable for return to the Company, you must mark the appropriate box on page 2 of this Letter and list the grant number of the option grants represented by such option agreement.

     THE METHOD BY WHICH YOU DELIVER ANY REQUIRED DOCUMENTS IS AT YOUR OPTION AND RISK AND DELIVERY WILL BE DEEMED MADE ONLY WHEN ACTUALLY RECEIVED BY THE COMPANY. EMAIL DELIVERY WILL NOT BE ACCEPTED. IN ALL CASES, YOU SHOULD ALLOW SUFFICIENT TIME TO ENSURE TIMELY DELIVERY.

     Tenders of options made pursuant to the Offer may be withdrawn at any time prior to the Expiration Date, as it may be extended by the Company pursuant to the terms of the Offer. In addition, if the Company has not yet accepted your Tendered Options before 12:00 midnight, U.S. Eastern Time, on December 12, 2002, which is after the expiration of this offer and after the expiration of 40 business days from the commencement of the Offer, you may withdraw your Tendered Options at any time thereafter. To withdraw Tendered Options you must deliver a Notice to Withdraw Tender in the form provided in the Offer, or a facsimile thereof, with the required information to the Company while you still have the right to withdraw the Tendered Options. Delivery by email will not be accepted. Withdrawals may not be rescinded and any Tendered Options withdrawn will thereafter be deemed not properly tendered for purposes of the Offer unless such withdrawn Tendered Options are properly re-tendered prior to the Expiration Date by following the procedures described above.

     The Company will not accept any alternative, conditional or contingent tenders. All tendering option holders, by execution of this Letter (or a facsimile of it), waive any right to receive any notice of the acceptance of their tender, except as provided for in the Offer to Exchange.

     2. INADEQUATE SPACE. If the space provided herein is inadequate, the information required to complete the table on page 2 of this Letter regarding the options to be tendered should be provided on a separate schedule attached hereto. Such additional schedule will be considered part of this Letter and you should print your name on and sign such schedule.

     3. TENDERS. If you intend to tender options pursuant to the Offer, you must (1) mark one of the boxes on page 1; and (2) complete the table on page 2 of this Letter, as applicable, by providing the following information for each option that you intend to tender:

     - grant number;

     - grant date;

     - exercise price; and

     - number of Option Shares you are tendering.

     If you fail to complete any of these steps, your Letter will be incomplete and your tender of options will be rejected. You must tender all outstanding options under an individual option grant that remain outstanding. All partial tenders of individual option grants will be rejected. If you are not an executive officer and you tender any option grants, you will also be deemed to have automatically tendered for cancellation and exchange all options (regardless of their exercise prices) held by you with grant dates on or after April 16, 2002. If you are an eligible executive officer and you tender any options, all options (regardless of their exercise prices) held by you with grant dates on or after April 16, 2002 will be deemed to be automatically tendered for cancellation and forfeited without exchange.

     4. SIGNATURES ON THIS LETTER OF TRANSMITTAL. If this Letter is signed by the registered holder of the Tendered Options, the signature should correspond with the name as written on the face of the option agreement or agreements to which the Tendered Options are subject without alteration, enlargement or any change whatsoever.

     If this Letter is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person should so indicate when signing, and proper evidence satisfactory to the Company of the authority of such person so to act must be submitted with this Letter.

     5. REQUESTS FOR ASSISTANCE OR ADDITIONAL COPIES. Any questions or requests for assistance, as well as requests for additional copies of the Offer to Exchange or this Letter may be directed to the attention of Philip Pender and Michael Farry at the address and telephone number given on the front cover of this Letter. Copies will be furnished at the Company's expense.

     6. IRREGULARITIES. All questions as to the number of Option Shares subject to options to be accepted for exchange, and the validity, form, eligibility (including time of receipt) and acceptance for exchange of any tender of options will be determined by the Company in its discretion, which determination shall be final and binding on all parties. The Company reserves the right to reject any or all tenders of options the Company determines not to be in proper form or the acceptance of which may, in the opinion of the Company's counsel, be unlawful. All partial tenders of individual option grants will be rejected. The Company also reserves the right to waive any of the conditions of the Offer and any defect or irregularity in the tender of any particular options, and the Company's interpretation of the terms of the Offer (including these instructions) will be final and binding on all parties. No tender of options will be deemed to be properly made until all defects and irregularities have been cured or waived. Unless waived, any defects or irregularities in connection with tenders must be cured within such time as the Company shall determine. Neither the Company nor any other person is or will be obligated to give notice of any defects or irregularities in tenders, and no person will incur any liability for failure to give any such notice.

     IMPORTANT: TO ACCEPT THE OFFER, THIS LETTER (OR A FACSIMILE COPY THEREOF), TOGETHER WITH ALL OTHER REQUIRED DOCUMENTS, MUST BE RECEIVED BY THE COMPANY ON OR PRIOR TO THE EXPIRATION DATE OF NOVEMBER 13, 2002. YOU MUST DELIVER A PROPERLY EXECUTED PAPER COPY OR FACSIMILE COPY OF THE DOCUMENTS. EMAIL DELIVERY WILL NOT BE ACCEPTED.

     7. IMPORTANT TAX INFORMATION. You should refer to sections 13 and 14 of the Offer to Exchange, which contain important tax information, before deciding to tender any options. If you are an employee based outside the United States, the treatment of the exchange under the laws of the country in which you live and work may be different from the treatment of the exchange for U.S. federal income or Irish tax purposes. To the extent that withholding taxes apply to employees that are residents of a country other than the United States or Ireland, such employees will be required to submit an Irrevocable Standing Order to Sell Shares authorizing a broker designated by the Company to automatically sell the number of vested shares necessary to satisfy the applicable withholding tax obligation and broker commission.

     THE COMPANY STRONGLY RECOMMENDS THAT YOU CONSULT WITH YOUR OWN TAX ADVISOR TO DETERMINE THE TAX CONSEQUENCES OF THE OFFER TO YOU UNDER THE LAWS OF THE COUNTRY IN WHICH YOU LIVE AND WORK.